UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Dominion Energy, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts!
DOMINION ENERGY, INC.
2022 Annual Meeting
Vote by May 10, 2022, 11:59 PM ET. For shares held in an
employee savings plan, vote by May 8, 2022, 11:59 PM ET.

DOMINION ENERGY, INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717

D71488-P68342

You invested in DOMINION ENERGY, INC., and it’s time to vote!

You have the right to vote on proposals being presented at the 2022 Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 11, 2022.

Get informed before you vote.

View the 2022 Proxy Statement, 2021 Summary Annual Report, and 2021 Annual Report on Form 10-K online OR you can receive a free paper or email copy of these materials by submitting a request prior to April 27, 2022. If you would like to request a copy of the materials for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com/dominion, (2) call 1-800-579-1639, or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy of the materials.

For complete information and to vote, visit www.ProxyVote.com/dominion
Control #

Smartphone users Point your camera here and vote without entering a control number	Vote in Person at the Meeting* May 11, 2022 9:30 AM ET Norfolk State University L. Douglas Wilder Performing Arts Center 700 Park Avenue Norfolk, Virginia 23504

*	Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.
V1.1

Vote at www.ProxyVote.com/dominion

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote on these important matters.

Board
Voting Items		Recommends
1. Election of Directors. The nominees are:
1A.	James A. Bennett	For
1B.	Robert M. Blue	For
1C.	Helen E. Dragas	For
1D.	James O. Ellis, Jr.	For
1E.	D. Maybank Hagood	For
1F.	Ronald W. Jibson	For
1G.	Mark J. Kington	For
1H.	Joseph M. Rigby	For
1I.	Pamela J. Royal, M.D.	For
1J.	Robert H. Spilman, Jr.	For
1K.	Susan N. Story	For
1L.	Michael E. Szymanczyk	For
2.	Advisory Vote on Approval of Executive Compensation (Say on Pay)	For
3.	Ratification of Appointment of Independent Auditor	For
4.	Management Proposal to Amend the Company’s Bylaw on Shareholders’ Right to Call a Special Meeting to Lower the Ownership Requirement to 15%	For
5.	Shareholder Proposal Regarding the Shareholders’ Right to Call a Special Meeting, Requesting the Ownership Threshold be Lowered to 10%	Against
6.	Shareholder Proposal Regarding Inclusion of Medium-Term Scope 3 Targets to the Company’s Net Zero Goal	Against
7.	Shareholder Proposal Regarding a Report on the Risk of Natural Gas Stranded Assets	No Recommendation

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D71489-P68342